SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As of September 8, 2011, CapLease, Inc. (the “Company”) has completed the previously announced sale of its March 2005 collateralized debt obligation transaction (“CDO”).  The CDO sale, which generated total cash proceeds excluding accrued interest of approximately $30.2 million, primarily included the transfer of the assets and liabilities comprising the CDO transaction to an affiliate of NorthStar Realty Finance Corp.  It also included the prepayment of three cross-collateralized first mortgage loans by the borrower.

Item 9.01.	Financial Statements and Exhibits.

The following pro forma financial information is filed as part of this report.

(b) Pro forma financial information

The unaudited pro forma financial statements set forth:

•	the Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of June 30, 2011;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2010;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2011; and

•	the notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2011 assumes the sale of the Company’s March 2005 collateralized debt obligation (the “CDO”) was consummated on June 30, 2011.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 assume the sale of the CDO occurred on January 1, 2010.  The pro forma condensed consolidated financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the sale had been consummated as of the dates indicated, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period.  These pro forma condensed consolidated financial statements should be read in conjunction with the Company’s 2010 historical financial statements as included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

CapLease, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2011
(Unaudited, in thousands)

	CapLease, Inc. Historical	Pro Forma Adjustments		CapLease, Inc. Pro Forma
Assets
Real estate investments, net	$1,408,133	$–		$1,408,133
Loans held for investment, net	187,047	(151,317)	a	35,730
Commercial mortgage-backed securities	102,369	(41,187)	a	61,182
Cash and cash equivalents	67,452	29,791	a	97,243
Other assets	109,997	(32,780)	a	77,217
Total Assets	$1,874,998	$(195,493)		$1,679,505
Liabilities and Equity
Mortgages on real estate investments	$954,170	$31,331	a	$985,501
Collateralized debt obligations	232,511	(232,511)	a	–
Credit agreement	80,388	(5,471)	a	74,917
Secured term loan	94,428			94,428
Convertible senior notes	34,217			34,217
Other long-term debt	30,930			30,930
Total Debt Obligations	1,426,644	(206,651)		1,219,993
Intangible liabilities on real estate investments	36,312			36,312
Accounts payable and other liabilities	21,118	(1,867)	a	19,251
Dividends and distributions payable	6,061			6,061
Total Liabilities	1,490,135	(208,518)		1,281,617
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 3,204,900 shares issued and outstanding	73,880			73,880
Common stock, $0.01 par value, 500,000,000 shares authorized, 68,055,665 shares issued and outstanding	682			682
Additional paid in capital	335,685	(2,371)	a	333,314
Accumulated other comprehensive loss	(26,512)	15,396	a	(11,116)
Total Stockholders' Equity	383,735	13,025		396,760
Non-controlling interest in consolidated subsidiaries	1,128			1,128
Total Equity	384,863	13,025		397,888
Total Liabilities and Equity	$1,874,998	$(195,493)		$1,679,505

CapLease, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2010
(Unaudited, in thousands, except per share data)

	CapLease, Inc. Historical	Pro Forma Adjustments		CapLease, Inc. Pro Forma
Revenues:
Rental revenue	$125,662	$–		$125,662
Interest income from loans and securities	27,620	(17,185	) b	10,435
Tenant reimbursements	12,159			12,159
Other revenue	974			974
Total revenues	166,415	(17,185)		149,230
Expenses:
Interest expense	84,850	(12,015	) b	72,835
Property expenses	24,715			24,715
Loss on investments	7,949			7,949
General and administrative expenses	10,659			10,659
General and administrative expenses-stock based compensation	2,541			2,541
Depreciation and amortization expense on real property	48,409			48,409
Other expenses	268	(181	) b	87
Total expenses	179,391	(12,196)		167,195
Loss on extinguishment of debt	(293)			(293)
Loss from continuing operations	(13,269)	(4,989)		(18,258)
Income from discontinued operations	77			77
Net loss before non-controlling interest in consolidated subsidiaries	(13,192)	(4,989)		(18,181)
Non-controlling interest in consolidated subsidiaries	52			52
Net loss	(13,140)	(4,989)		(18,129)
Dividends allocable to preferred shares	(5,618)			(5,618)
Net loss allocable to common stockholders	$(18,758)	$(4,989)		$(23,747)
Earnings per share:
Net loss per common share, basic and diluted	$(0.33)			$(0.42)
Weighted average number of common shares outstanding, basic and diluted	56,189			56,189

CapLease, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2011
(Unaudited, in thousands, except per share data)

	CapLease, Inc. Historical	Pro Forma Adjustments		CapLease, Inc. Pro Forma
Revenues:
Rental revenue	$64,952	$–		$64,952
Interest income from loans and securities	12,613	(7,743	) b	4,870
Tenant reimbursements	6,498			6,498
Other revenue	445			445
Total revenues	84,508	(7,743)		76,765
Expenses:
Interest expense	40,869	(5,803	) b	35,066
Property expenses	13,330			13,330
Loss on investments	3,213			3,213
General and administrative expenses	5,505			5,505
General and administrative expenses-stock based compensation	1,468			1,468
Depreciation and amortization expense on real property	24,747			24,747
Other expenses	130	(87	) b	43
Total expenses	89,262	(5,890)		83,372
Net loss before non-controlling interest in consolidated subsidiaries	(4,754)	(1,853)		(6,607)
Non-controlling interest in consolidated subsidiaries	19			19
Net loss	(4,735)	(1,853)		(6,588)
Dividends allocable to preferred shares	(3,255)			(3,255)
Net loss allocable to common stockholders	$(7,990)	$(1,853)		$(9,843)
Earnings per share:
Net loss per common share, basic and diluted	$(0.13)			$(0.16)
Weighted average number of common shares outstanding, basic and diluted	62,521			62,521

h. Adjustment for the reduction in interest income due to the sale of the related loans held for investment and commercial mortgage-backed securities.

i.  Adjustment to reflect the interest expense savings from the reduction of CDO related debt, net of the increase in interest expense from the debt on properties issued in connection with the sale of the CDO.

j.  Adjustment to reflect the reduction in servicer costs related to the assets disposed.

CapLease, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.      Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect the sale of the Company’s March 2005 collateralized debt obligation, including the prepayment in a related transaction of three cross-collateralized first mortgage loans.

The accompanying unaudited pro forma condensed consolidated balance sheet presents the historical financial information of the Company as of June 30, 2011 as adjusted for the sale as if it had occurred on June 30, 2011.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 presents the historical operations of the Company as adjusted for the sale as if it had occurred on January 1, 2010.

2.      Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following significant pro forma adjustments:

(a)
Adjustment to reflect the Company’s sale of the assets and associated liabilities comprising the Company’s March 2005 collateralized debt obligation transaction, including the prepayment in a related transaction of three cross-collateralized first mortgage loans.  Adjustments also include the cash repayment of $5,471 of borrowings on the Company’s credit agreement against an approximately 16% participation in one of the prepaid loans.  Adjustments also include a $31,331 increase to mortgages on owned property investments.  Because the property mortgages constitute part of the CDO collateral, they were previously eliminated in consolidation as intercompany debt.  Adjustments also include a $5,016 increase to commercial mortgage-backed securities for the fair value of Class A and Class B bonds in the CDO transaction which were previously purchased by the Company on the open market and were not included in the CDO sale.

(b)
Adjustment required for the removal of the interest income, interest expense and other expenses due to the sale of the assets and associated liabilities comprising the Company’s March 2005 collateralized debt obligation transaction, including the loan prepayment transaction described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel & Corporate Secretary

DATE: September 14, 2011